[BKD LLP LETTERHEAD]

Exhibit 16.2

July 27, 2007

Board of Directors

Pioneer Financial Services, Inc.

4700 Belleview Avenue, Suite 300

Kansas City, MO 64112

Gentlemen:

This is to confirm that the client-auditor relationship between Pioneer Financial Services, Inc. (Commission File Number 333-103293) and BKD, LLP has ceased.

/s/ BKD, LLP

DFB:RDO:lh

Copies:	Office of the Chief Accountant
PCAOP Letter File
U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549